                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                  CHURCHILL DOWNS INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2001

TO THE SHAREHOLDERS OF
CHURCHILL DOWNS INCORPORATED:

    Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 21, 2001, at 10:00 a.m., E.D.T. for the following purposes:

      I. To elect five (5) Class II Directors for a term of three (3) years, one (1) Class I Director for a term of two (2) years and one (1) Class III Director for a term of one (1) year (Proposal No. 1);

     II. To approve or disapprove the minutes of the 2000 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No. 2); and

     III. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

    The close of business on April 23, 2001, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

    Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

    By Order of the Board of Directors.

                                          REBECCA C. REED
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

May 7, 2001

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2001

    The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 2001 Annual Meeting of Shareholders to be held on Thursday, June 21, 2001, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 7, 2001.

VOTING RIGHTS

    Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 23, 2001, are entitled to notice of and to vote at the Annual Meeting. On that date, 13,084,451 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

    If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE MINUTES OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

REVOCATION OF PROXY

    A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

                     COMMON STOCK OWNED BY CERTAIN PERSONS

    The following table sets forth information concerning the beneficial ownership of the Common Stock as of April 23, 2001, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY
                    OF BENEFICIAL OWNER                          OWNED                % OF CLASS
                    -------------------                       ------------            ----------
Duchossois Industries, Inc.                                    3,150,000(1)              24.0%
845 Larch Avenue
Elmhurst, Illinois 60126

Brad M. Kelley                                                 1,093,800                  8.3%
2200 Lapsley Lane
Bowling Green, Kentucky 42103

32 Directors and Executive Officers as a Group                 7,198,185(2)(3)           55.0%

----------

(1) By the terms of a certain Merger Agreement between the Company and Duchossois Industries, Inc., which is described in more detail below, Duchossois Industries, Inc., may be issued up to an additional 1,250,000 shares of the common stock of the Company in the future, subject to the occurrence of certain events as specified in the Merger Agreement.

(2) See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(3) Includes 294,660 shares issuable under currently exercisable options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on its review of the forms filed with the SEC, the Company believes that all filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

                                                                                 COMMON STOCK OF THE
                                                                                 COMPANY BENEFICIALLY
                                                                                     OWNED AS OF
                                                                                 APRIL 23, 2001(1)(2)
                                          POSITION(S) WITH COMPANY               --------------------
         NAME AND AGE                        AND TERM OF OFFICE                 AMOUNT        % OF CLASS
         ------------                     ------------------------              ------        ----------
William S. Farish (3)            Director since 1985; Chairman of the Board      199,560          1.5%
62                               since 1992

Thomas H. Meeker                 President and Chief Executive Officer since     219,313(4)       1.6%
57                               1984; Director since 1995

Frederick M. Baedeker, Jr.       President, Churchill Downs California                 0            *
51                               Company since November 1999

Vicki L. Baumgardner             Vice President, Finance and Treasurer since      21,055(5)        .1%
49                               February 1993

Robert L. Decker                 Executive Vice President and Chief               32,876(6)        .2%
53                               Financial Officer since January 1999;
                                 Senior Vice President, Finance and
                                 Development, and Chief Financial Officer
                                 from March 1997 to December 1998

C. Kenneth Dunn                  President, Calder Race Course, Inc. since             0            *
54                               April 1999; President, Tropical
                                 Park, Inc., since April 1999

John R. Long                     President, Churchill Downs Management Com-        1,000            *
53                               pany since November 1999; Executive Vice
                                 President and Chief Operating Officer since
                                 July 1999

Michael E. Miller                Senior Vice President, Finance since                450            *
49                               January 2000

Scott A. Mordell                 President, Arlington International Race-              0            *
38                               course, Inc., since September 2000

Rebecca C. Reed                  Senior Vice President, General Counsel and          865            *
43                               Secretary since January 1999; Associate
                                 General Counsel and Assistant Secretary
                                 from January 1998 to December 1998;
                                 Corporate Counsel from January 1994 to
                                 December 1997

Donald R. Richardson             Senior Vice President, Racing, Churchill          7,306(7)         *
55                               Downs Management Company since
                                 November 1999; Senior Vice President,
                                 Racing, from January 1999 to
                                 November 1999; Vice President, Racing from
                                 September 1994 to December 1998

Karl F. Schmitt, Jr.             Senior Vice President, Communications since      16,746(8)        .1%
48                               March 1998; Vice President, Corporate
                                 Communications from 1990 to March 1998

                                                                                 COMMON STOCK OF THE
                                                                                 COMPANY BENEFICIALLY
                                                                                     OWNED AS OF
                                                                                 APRIL 23, 2001(1)(2)
                                          POSITION(S) WITH COMPANY               --------------------
         NAME AND AGE                        AND TERM OF OFFICE                 AMOUNT        % OF CLASS
         ------------                     ------------------------              ------        ----------
Andrew G. Skehan                 Senior Vice President, Corporate Sales and            0            *
40                               Marketing since September 1999; Senior Vice
                                 President, Corporate Marketing from
                                 April 1999 to September 1999

Alexander M. Waldrop             President, Ellis Park Race Course, Inc.,         36,224(9)        .2%
44                               since September 2000; President and General
                                 Manager, Churchill Downs Racetrack since
                                 September 1999; Senior Vice President and
                                 General Manager since January 1999; Senior
                                 Vice President, Administration from
                                 December 1996 to December 1998; Senior Vice
                                 President from June 1994 to December 1996;
                                 General Counsel and Secretary from
                                 August 1992 to December 1998

----------

*   Less than 0.1%

(1) See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 2000.

(2) No executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Mr. Meeker shares investment and voting power with respect to 26,908 shares.

(3) Mr. Farish does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(4) Includes 187,400 shares issuable under currently exercisable options.

(5) Includes 20,466 shares issuable under currently exercisable options.

(6) Includes 28,000 shares issuable under currently exercisable options.

(7) Includes 6,706 shares issuable under currently exercisable options.

(8) Includes 16,320 shares issuable under currently exercisable options.

(9) Includes 35,768 shares issuable under currently exercisable options.

    From January, 1993, until joining the Company, Mr. Decker was employed as the Vice President of Finance of The Americas Hilton International Company, a subsidiary of Ladbroke Group PLC, a full service hotel and gaming enterprise. From September, 1987 to January, 1993, Mr. Decker was the Vice President of Finance and Chief Financial Officer of Ladbroke Racing Corporation, an owner and operator of thoroughbred, harness and greyhound racetracks, and off-track betting systems in the United States.

    From 1990 to 1998, Mr. Skehan was employed by PepsiCo, Inc., holding various positions, including that of general manager for PepsiCo Restaurants International. From February 1998, until joining the Company, Mr. Skehan served as a vice president/regional director of marketing and new markets (Europe, Middle East and Africa) for Nabisco Corporation.

    From March 1999 to October 1999, Mr. Baedeker was employed by ODS Technologies, LLC, as Vice President, Communications. Mr. Baedeker was employed from 1998 to February 1999 by the National Thoroughbred Racing Association as Senior Vice President, Marketing. From 1992 to 1998, Mr. Baedeker was employed by Hollywood Park, Inc., as Vice President, Marketing and Public Relations.

    From 1990 until joining the Company, Mr. Dunn was employed as President of Calder Race Course, Inc., and Tropical Park, Inc., under successive former owners, including Kawasaki Acquisition Corp.

    From 1993 until March 1999, Mr. Long was employed as President and Chief Executive Officer of Ladbroke/USA, where he oversaw racing and gaming operations in North America for Ladbroke Group, PLC.

    From 1996 to 1999, Mr. Miller was employed as Senior Vice President and Chief Financial Officer of Fender Musical Instruments Corporation. During 1995, he served as a Director of Entrepreneurial Tax Services with Ernst & Young LLP.

    From 1995 until joining the Company, Mr. Mordell was employed as President of Arlington International Racecourse, Inc., under the former owner, Duchossois Industries, Inc.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    At the Annual Meeting, shareholders will vote to elect (i) five (5) persons to serve in Class II of the Board of Directors to hold office for a term of three (3) years expiring at the 2004 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified, (ii) one (1) person to serve in Class I of the Board of Directors to hold office for a term of two (2) years expiring at the 2003 Meeting of Shareholders and thereafter until his successor shall be duly elected and qualified, and (iii) one (1) person to serve in Class III of the Board of Directors to hold office for a term of one (1) year expiring at the 2002 Annual Meeting of Shareholders and thereafter until his successor shall be duly elected and qualified.

    The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five
(25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. In 2000, the Board of Directors amended the Company's Bylaws to establish the number of directors at fifteen (15), with five (5) directors in each of Class I, Class II and Class III.

    The Company is a party to a Stock Purchase Agreement dated as of March 28, 1998 (the "Stock Purchase Agreement"), between the Company and TVI Corp., under which the Company acquired all of the shares of the stock of Racing Corporation of America from TVI Corp. as of April 21, 1998. The Stock Purchase Agreement provides that, at the regular meeting of the Board of Directors in June of 1998, Daniel Harrington, President of TVI Corp., would be nominated to serve as a director of the Company in the class of directors deemed appropriate by the Company, subject to reelection of Mr. Harrington (or a substitute nominee reasonably acceptable to the Company) by the shareholders of the Company at the next annual meeting of the shareholders of the Company if TVI Corp. continues to then hold 200,000 shares of the Company's Common Stock and subject to the fiduciary obligations of the directors of the Company in nominating such person for election as a director. At the June 1999 Annual Meeting of shareholders of the Company, Mr. Harrington was reelected as a Class III director.

    The Company is a party to a Merger Agreement dated as of June 23, 2000, as amended (the "Merger Agreement"), between the Company and Duchossois Industries, Inc., under which certain subsidiaries of the Company were merged into certain wholly-owned subsidiaries of Duchossois Industries, Inc. ("Merger"). The Merger was approved by vote of the Company's shareholders at a Special Meeting of the shareholders on September 8, 2000. Pursuant to a Stockholder's Agreement between the Company and Duchossois Industries, Inc., as part of the Merger, Duchossois Industries, Inc., designated three (3) individuals for appointment and election to the Board of Directors. The Stockholder's Agreement provides that those individuals, Mr. Richard L. Duchossois, Mr. Craig Duchossois, and Mr. Robert L. Fealy (or substitute designees reasonably acceptable to the Company), would be nominated to serve as directors of the Company, being allocated as equally as possible among the three classes of directors, for vote of the shareholders of the Company at the annual meeting of shareholders at which each respective class is then submitted for vote by the shareholders. In 2000, the Board of Directors of the Company appointed Mr. Craig Duchossois to serve as a member of Class I, Mr. Richard L. Duchossois to serve as a member of Class II and Mr. Robert L. Fealy to serve as a member of Class III.

    At the Annual Meeting, the seven (7) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class II, Class I and Class III, as indicated. All of the nominees currently serve as members of Class I, Class II and Class III, as indicated, and have agreed to serve if reelected. Under cumulative voting, the seven (7) nominees receiving the highest number of votes will be elected.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                                  COMMON STOCK OF THE
                                                                                 COMPANY BENEFICIALLY
                                                                                      OWNED AS OF
          NAME, AGE AND                                                           APRIL 23, 2001 (3)
          POSITIONS WITH                  PRINCIPAL OCCUPATION (1) AND         -------------------------
             COMPANY                        CERTAIN DIRECTORSHIPS (2)           AMOUNT        % OF CLASS
          --------------                  ----------------------------          ------        ----------
                                        CLASS II--TERMS EXPIRING IN 2004

Richard L. Duchossois               Chairman, Duchossois Industries, Inc.      3,165,000         24.2%
79                                  (private holding company with diversified
Director since 2000(4)              business interests); Vice Chairman,
                                    Thrall Car Manufacturing Company
                                    (railroad car manufacturing company);
                                    Director, Emirates World Series of
                                    Racing; Director, Thoroughbred Racing
                                    Association; Director, Arlington
                                    International Racecourse, Inc.

J. David Grissom                    Chairman, Mayfair Capital, Inc. (private     228,400          1.7%
62                                  investment firm); Chairman, The Glenview
Director since1979                  Trust Company (trust and investment
                                    management company); Director, Providian
                                    Financial Corporation and LG&E Energy
                                    Corporation; Chairman, Board of Trustees,
                                    Centre College

Seth W. Hancock                     Partner and Manager, Claiborne Farm, and     290,650          2.2%
51                                  Presi-dent, Hancock Farms, Inc.
Director since 1973                 (Thoroughbred breeding and farming); Vice
                                    President and Director, Clay Ward Agency,
                                    Inc. (equine insurance); Director,
                                    Hopewell Company and Keeneland
                                    Association, Incorporated

Frank B. Hower, Jr.                 Retired; Former Chairman and Chief             2,200            *
72                                  Executive Officer, Liberty National
Director since 1979                 Bancorp, Inc., Liberty National Bank &
                                    Trust Company of Louisville; Director,
                                    American Life and Accident Insurance
                                    Company and Hardscuffle, Inc.; Member,
                                    Board of Trustees, J. Graham Brown
                                    Foundation

Thomas H. Meeker                    President and Chief Executive Officer of     219,313(5)       1.6%
57                                  the Company; Director, Anderson
Director since 1995;                Park, Inc. (Chairman), Thoroughbred
President and Chief                 Racing Association of North
Executive Officer                   America, Inc., Equibase Company, PNC
Since 1984                          Bank, Kentucky, Inc., National Thorough-
                                    bred Racing Association; Member, Board of
                                    Trustees, Centre College

                                                                                  COMMON STOCK OF THE
                                                                                 COMPANY BENEFICIALLY
                                                                                      OWNED AS OF
          NAME, AGE AND                                                           APRIL 23, 2001 (3)
          POSITIONS WITH                  PRINCIPAL OCCUPATION (1) AND         -------------------------
             COMPANY                        CERTAIN DIRECTORSHIPS (2)           AMOUNT        % OF CLASS
          --------------                  ----------------------------          ------        ----------
                                          CLASS I -- TERM EXPIRING 2003

Craig J. Duchossois                 Chief Executive Officer, Duchossois        3,150,000         24.1%
56                                  Industries, Inc. (private holding company
Director since 2000(4)              with diversified business interests);
                                    Chairman and Chief Executive Officer,
                                    Thrall Car Manufacturing Company
                                    (railroad car manufacturing company);
                                    Chairman, The Chamberlain Group, Inc.
                                    (garage door opener manufacturer);
                                    Director, Blue Rhino Corporation,
                                    Bissell, Inc., and LaSalle National Bank

                                          CLASS III TERM EXPIRING 2002

Robert L. Fealy                     Chief Financial Officer, Duchossois                0            *
49                                  Industries, Inc. (private holding company
Director since 2000                 with diversified business interests);
                                    Vice President, Chief Financial Officer
                                    and Director, The Chamberlain
                                    Group, Inc. (garage door opener manufac-
                                    turer); Vice President and Chief
                                    Financial Officer, Thrall Car
                                    Manufacturing Company (railroad car
                                    manufacturing company); Director, New
                                    Asia Bancorp; Director, Continental
                                    Community Holdings, Inc.; Director, Brivo
                                    Systems, Inc.; Director, Sloan Ventures,
                                    LLC; Director, Illinois Venture Capital
                                    Association

----------

*   Less than 0.1%.

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

(3) No nominee shares voting or investment power of his beneficially owned shares, except Messrs. Hancock and Meeker share with others the voting and investment power with respect to 212,650 and 26,908 shares, respectively, and Messrs. Richard L. Duchossois and Craig J. Duchossois share voting or investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc. Messrs. Richard L. Duchossois and Craig J. Duchossois specifically disclaim 3,150,000 shares owned by Duchossois Industries, Inc. and disclaim the additional amount of up to 1,250,000 shares which may be issued to Duchossois Industries, Inc, in the future, subject to the occurrence of certain events as specified in the Merger Agreement.

(4) Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Of the shares beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares beneficially owned by Mr. Craig J. Duchossois.

(5) Includes 187,400 shares issuable under currently exercisable options.

    The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

CONTINUING DIRECTORS

    The following table sets forth information relating to the Class I and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such Directors.

                                                                                   COMMON STOCK OF THE
                                                                                  COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
            NAME, AGE AND                                                          APRIL 23, 2001 (3)
           POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND        -------------------------
               COMPANY                        CERTAIN DIRECTORSHIPS (2)          AMOUNT        % OF CLASS
           --------------                   ----------------------------         ------        ----------
                                           CLASS I--TERMS EXPIRING IN 2003

William S. Farish                      President, W.S. Farish & Company (trust    199,560          1.5%
62                                     management company) and Owner and Chief
Director since 1985;                   Executive Officer, Lane's End Farm
Chairman since 1992                    (Thoroughbred breeding and racing);
                                       Director, Add-Vision, Breeders' Cup
                                       Limited and Keeneland Association,
                                       Incorporated; Vice Chairman and
                                       Steward, Jockey Club; Director,
                                       American Horse Council; President,
                                       Ephraim McDowell Cancer Research Foun-
                                       dation

G. Watts Humphrey, Jr.                 President, G.W.H. Holdings, Inc.            51,000           .3%
56                                     (private investment company); Chief
Director since 1995                    Executive Officer, The Conair Group,
                                       Inc. (plastics machinery equipment
                                       company), MetalTech L.P., NexTech,
                                       L.P., GalvTech, L.P. d/b/a The Techs
                                       (metals manufacturing and distribu-
                                       tion companies) and Centria
                                       (manufacturer and erector of metal
                                       building systems); Vice President and
                                       Treasurer, Breeders' Cup Limited;
                                       Chairman, The Blood Horse, Inc.;
                                       Director, Keeneland Association,
                                       Incorporated, Shakertown at Pleasant
                                       Hill, Kentucky, Inc., and Mississippi
                                       Valley Bancshares, Inc.

                                                                                   COMMON STOCK OF THE
                                                                                  COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
            NAME, AGE AND                                                          APRIL 23, 2001 (3)
           POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND        -------------------------
               COMPANY                        CERTAIN DIRECTORSHIPS (2)          AMOUNT        % OF CLASS
           --------------                   ----------------------------         ------        ----------
Brad M. Kelley                         Chief Executive Officer and Chairman,    1,093,800          8.3%
44                                     Commonwealth Brands, Inc. (cigarette
Director since 2000                    manufacturer); Director, Commonwealth
                                       Brands, Inc. (Chairman); Director,
                                       Bison Capital, LLC (Chairman); Member,
                                       Kentucky Downs, LLC (Thoroughbred
                                       racing associa-tion and pari-mutuel
                                       off-track betting facility)

Dennis D. Swanson                      President and General Manager, WNBC-TV       1,000            *
63                                     (television station); Co-Chairman, NBC
Director since 1996                    Olympics; Former President, ABC
                                       Sports, Inc. (from January 1986 to
                                       May 1996); Chairman, Foundation for
                                       Minority Interests in Media, Inc. and
                                       Resource Development Board, College of
                                       Com-munications, University of Illinois
                                       at Champaign-Urbana

                                         CLASS III -- TERMS EXPIRING IN 2002

Charles W. Bidwill, Jr.                Chairman of the Board, National Jockey     451,680          3.4%
72                                     Club (operator of Sportsman's Park
Director since 1982                    Racetrack); Director, Orange Park
                                       Kennel Club, Associated Outdoor Clubs
                                       (Tampa Greyhound Track), Bayard
                                       Raceways, Jacksonville Kennel Club, Big
                                       Shoulders Fund, Archdiocese of Chicago,
                                       Link Unlimited, and Cristo Rey Jesuit
                                       High School

Daniel P. Harrington                   President and Chief Executive Officer,     233,300          1.7%
45                                     HTV Industries, Inc. (private holding
Director since 1998                    company with diversified business
                                       interests); Former Chairman and
                                       President, Ellis Park Race
                                       Course, Inc. (1993 to April 1998);
                                       Trustee, The Veale Foundation;
                                       Director, Biopure Corporation (Audit
                                       Committee), Portec Rail
                                       Products, Inc., First Guaranty Bank,
                                       TVI Corp., HTV Industries, Inc., First
                                       State Financial Corp., and Southern
                                       Belle Dairy

Carl F. Pollard                        Owner, Hermitage Farm since 1995 (Thor-    173,080          1.3%
62                                     oughbred breeding); Director, National
Director since 1985                    City Bank, Kentucky (Executive
                                       Committee), Breeders' Cup Limited,
                                       Kentucky Derby Museum Corporation;
                                       Trustee, Thoroughbred Owners and
                                       Breeders Association

                                                                                   COMMON STOCK OF THE
                                                                                  COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
            NAME, AGE AND                                                          APRIL 23, 2001 (3)
           POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND        -------------------------
               COMPANY                        CERTAIN DIRECTORSHIPS (2)          AMOUNT        % OF CLASS
           --------------                   ----------------------------         ------        ----------
Darrell R. Wells                       General Partner, Security Management       477,310          3.6%
58                                     Company (investments); Director, First
Director since 1985                    Security Trust Company, Commonwealth
                                       Bancshares, Citizens Financial
                                       Corporation, Commonwealth Bank & Trust
                                       Company, Jundt Growth Fund, and First
                                       Security Bank

                                                DIRECTORS EMERITI (4)

Catesby W. Clay                        Chairman Emeritus, Kentucky River Coal      66,580           .5%
77                                     Corporation (Coal land lessor);
Director from 1953 to                  President, Runnymede Farm, Inc.
1998; Director Emeritus                (Thoroughbred breeding); Director,
since 1998                             Kent-Mar Corp., KRCC Oil & Gas
                                       Co., Inc., University of Kentucky
                                       Mining Engineering Foundation; Director
                                       and President, Foundation for Drug-Free
                                       Youth

Louis J. Herrmann, Jr.                 Owner, Louis Herrmann Auto Consultant       80,130           .6%
81                                     Incorporated (automobile sales);
Director from 1968 to 1994;            Director, Southeastern Financial
Secretary-Treasurer from 1985          Services, Inc
to 1986; Director Emeritus
since 1994

Stanley F. Hugenberg, Jr.              President, Jackantom Sales Company           7,340            *
83                                     (manufacturers' representative);
Director from 1982 to 1992;            Member, Board of Trustees, J. Graham
Director Emeritus since 1992           Brown Foundation

Arthur B. Modell                       Owner and Chief Executive Officer,          12,000            *
75 Director from 1985 to 2000;         Baltimore Ravens Football
Director Emeritus since 2000           Company, Inc. (professional football
                                       team); President, Baltimore Ravens
                                       Football Company, Inc. (until 1999)

William T. Young                       Chairman, W.T. Young, LLC                  329,320          2.5%
83                                     (warehousing); Owner, Overbrook Farm
Director from 1985 to 1992;            (Thoroughbred racing and breeding);
Director Emeritus since                Former Chairman, W.T. Young, Inc.;
1992                                   Chairman, Transylvania University; and
                                       Chairman, Shakertown at Pleasant Hill
                                       Kentucky, Inc.

----------

*   Less than 0.1%

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

(3) No director shares voting or investment power of his beneficially owned shares, except that Messrs. Clay and Young share with others the voting and investment power with respect to 54,580 shares and 100,000 shares, respectively; Mr. Wells shares voting and investment power with respect to 479,310 shares; Mr. Harrington shares voting and investment power with respect to 233,300 shares; and Mr. Pollard shares voting and investment power with respect to 49,000 shares owned by The Carl F. Pollard Foundation, Inc. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by the Agnes Clay Pringle Trust of which he is a trustee; and Mr. Young specifically disclaims beneficial ownership of 99,317 shares owned by Overbrook Farm of which a corporation and a limited liability company each controlled by Mr. Young are general partners. Mr. Wells specifically disclaims beneficial ownership of 44,800 shares held by the Wells Foundation, Inc., of which he is a trustee, and of 284,880 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Harrington specifically disclaims beneficial ownership of 233,300 shares held by TVI Corp.

(4) Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. Prior to September 2000, the Bylaws provided that once a director is 72 years of age, he could not stand for re-election but assumed Director Emeritus status as of the annual meeting following his current term of service as a director. The Chairman of the Board could continue to serve as a director notwithstanding this provision. The Board of Directors amended the Bylaws in 2000 to eliminate the age limitation on election as a director.

COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS

    Four (4) meetings of the Board of Directors were held during the last fiscal year. During 2000, directors, other than Directors Emeriti, were paid $750 for each meeting of the Board of Directors that they attended. Directors were paid $750 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Directors, other than Directors Emeriti, received a retainer of $6,000 for 2000 and Directors who served as committee chairmen received an additional $2,000 for a total retainer of $8,000 for 2000. The Chairman of the Board of Directors received an additional $5,000 for a total retainer of $11,000 for 2000. Directors Emeriti were not paid any compensation for attending meetings. They were entitled to have their expenses reimbursed.

    The Company has four (4) standing committees: the Executive, Audit, Compensation and Racing Committees. No Director Emeritus serves on any Board committee.

                              EXECUTIVE COMMITTEE

    The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee for 2000 were as follows:

                              J. David Grissom, Chairman
                              Charles W. Bidwill, Jr.
                              Richard L. Duchossois*
                              William S. Farish
                              Carl F. Pollard

Fifteen (15) meetings of the Executive Committee were held during the last fiscal year.

*Mr. Duchossois became a member of the Executive Committee in September 2000.

                                AUDIT COMMITTEE

    The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. The members of the Audit Committee meet the requirements of the Audit Committee Policy of the NASD. The members of the Audit Committee for 2000 were as follows::

     First Quarter 2000        Second Quarter through Year End 2000
     ------------------        ------------------------------------
Darrell R. Wells, Chairman     Darrell R. Wells, Chairman
Daniel P. Harrington           Daniel P. Harrington
G. Watts Humphrey, Jr.         G. Watts Humphrey, Jr.
W. Bruce Lunsford              Carl F. Pollard
Carl F. Pollard

Five (5) meetings of the Audit Committee were held during the last fiscal year.

                             COMPENSATION COMMITTEE

    The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan and any employee stock purchase plan, and reviews and approves the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two
(2) directors who are not officers or employees of the Company or any of its subsidiaries. The members of the Compensation Committee for 2000 were as follows:

                              Frank B. Hower, Jr., Chairman
                              Craig J. Duchossois*
                              G. Watts Humphrey
                              Dennis D. Swanson
                              Darrell R. Wells

Three (3) meetings of the Compensation Committee were held during the last fiscal year.

*Mr. Duchossois became a member of the Compensation Committee in September 2000.

                                RACING COMMITTEE

    The Racing Committee is responsible for the Company's contracts and relations with horsemen, jockeys and others providing horse racing related services. The members of the Racing Committee for 2000 were as follows:

                              Seth W. Hancock, Chairman
                              G. Watts Humphrey, Jr.
                              Carl F. Pollard

No meeting of the Racing Committee was held during the last fiscal year.

    The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committees on which they served.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Compensation Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

    The Compensation Committee consists of five (5) independent Directors, none of whom has ever been employed by the Company. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, deferred compensation plans, stock option plans and stock purchase plans, for the Company as well as the administration of the employment contracts of the Company's chief executive officer and chief financial officer. The Compensation Committee also reviews compensation data from comparable companies.

    The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

    The Compensation Committee has structured executive compensation based upon this philosophy. There are three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance:
(1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP") and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "1993 Option Plan"), and stock option grants and stock appreciation rights under the Company's 1997 Stock Option Plan (the "1997 Option Plan") (the 1993 Option Plan and the 1997 Option Plan are, collectively, the "Option Plans").

    Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Compensation Committee also takes into account individual experience and performance and issues specific to the Company.

    The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the center in which the employee works, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. The amount of each bonus is then determined by the Company's performance [measured by earnings (computed before taxes but after recognition of awards made under the ICP)], the center in which that employee works and that employee's performance.

    The third component of executive compensation is the 1993 Option Plan and the 1997 Option Plan. The Compensation Committee believes that the granting of options and stock appreciation rights to officers of the Company, including
Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 2000, all officers were granted a total of 85,597 nonqualified stock options and 92,618 incentive stock options. All of these options are exercisable in 2003 and all were granted under the 1997 Option Plan. The Option Plans provide for cashless exercises through broker's transactions.

    The Compensation Committee believes that the Option Plans are integral to a performance based compensation package because of their reward based upon the Company's long-term performance. The Option Plans allow the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

    Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Compensation Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 2000, Mr. Meeker's annual base salary was set at $321,360. Mr. Meeker's base salary is adjusted periodically to incorporate cost of living increases and to keep his salary competitive with similar positions in comparable companies. This approach reflects the Committee's philosophy to shift a great portion of Mr. Meeker's overall compensation to sources based upon the Company's overall performance.

                                                          COMPENSATION COMMITTEE
                                                             Frank B. Hower, Jr.
                                                             Craig J. Duchossois
                                                          G. Watts Humphrey, Jr.
                                                               Dennis D. Swanson
                                                                Darrell R. Wells

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of each of two peer group indices and the NASDAQ Market Index for the period of approximately five (5) fiscal years commencing January 1, 1996 and ending December 31, 2000. The companies used by the Company in the peer group index in 2000 consisted of Canterbury Park Holding Corp., Hollywood Park, Inc. and Penn National Gaming, which were all of the publicly traded companies known to the Company at that time to be engaged primarily in thoroughbred racing in the continental United States and to be publicly traded for at least five (5) years. In September 1999, the Company purchased the assets of Hollywood Park Inc.'s thoroughbred racing operation at Hollywood Park Racetrack.

    With the elimination of Hollywood Park, Inc. (now doing business as Pinnacle Entertainment, Inc.) from the existing peer group because it is no longer engaged in thoroughbred racing, the Company concluded that the existing peer group no longer provides the most meaningful comparison. The Company, therefore, has decided to use the Media General Leisure Industry Group index, which is a published industry peer index of companies engaged in the leisure industry. For purposes of comparison, the Company includes here information on both peer groups, with the former peer group referenced as Peer Group I and the new peer group referenced as Peer Group II.

    As its broad equity market index, the Company has, in recent years, used the Wilshire 5000, which measures the performance of all United States headquartered equity securities with readily available price data. The Company has changed from the Wilshire 5000 to the NASDAQ Market Index, which is a comparable market index representing the exchange on which the Company's securities are listed. The NASDAQ Market Index measures the performance of stocks listed on the NASDAQ National Market and the NASDAQ Small Cap Market. The graph depicts the result of an investment of $100 in the Company, the NASDAQ Market Index, the Wilshire 5000 index and the peer group companies. Because the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        CHURCHILL DOWNS  PEER GROUP I  PEER GROUP II  NASDAQ   WILSHIRE 5000
Dec-95             $100          $100           $100     $100           $100
Dec-96          $104.72          $323        $112.29  $124.27           $121
Dec-97          $129.11          $226        $131.35     $152           $159
Dec-98          $196.56          $173        $152.75  $214.39           $196
Dec-99          $137.72          $222        $153.99  $378.12           $243
Dec-00          $185.12          $256        $139.53  $237.66           $216

                  DEC-95     DEC-96     DEC-97     DEC-98     DEC-99     DEC-00
Churchill Downs    $100     $104.72    $129.11    $196.56    $137.72    $185.12
Peer Group I       $100     $323       $226       $173       $222       $256
Peer Group II      $100     $112.29    $131.35    $152.75    $153.99    $139.53
NASDAQ             $100     $124.27    $152       $214.39    $378.12    $237.66
Wilshire 5000      $100     $121       $159       $196       $243       $216

                             EXECUTIVE COMPENSATION

    The following table sets forth the remuneration paid during the last three
(3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 2000 who were serving as executive officers at the end of 2000 (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                   ANNUAL COMPENSATION                     SECURITIES UNDER-    ALL OTHER
           NAME AND                                        BONUS          OTHER ANNUAL      LYING OPTIONS/     COMPENSATION
      PRINCIPAL POSITION           YEAR      SALARY         (1)         COMPENSATION (2)        SARS(#)            (3)
      ------------------           ----      ------        -----        ----------------   -----------------   ------------
Thomas H. Meeker,                2000       $321,360      $159,073           $87,100             31,130          $11,968
  President, Chief Executive     1999        312,000       210,600            55,000             40,000           15,320
  Officer and Director           1998        300,000       202,500            55,200             18,078           14,671

Frederick M. Baedeker, Jr.       2000        250,000       107,188               -0-              9,800            2,856
  President, Churchill Downs     1999         15,833        15,996               -0-             10,500              -0-
  California Company (4)         1998            -0-           -0-               -0-                -0-              -0-

Robert L. Decker                 2000        237,900(5)    103,457(5)            -0-             14,988           14,427
  Executive Vice President and   1999        187,893(5)     96,533(5)            -0-             15,000           11,342
  Chief Financial Officer        1998        176,800        92,820               -0-              5,408           12,628

C. Kenneth Dunn                  2000        200,000        85,619               -0-              8,071            9,799
  President--Calder Race         1999        138,461        70,000               -0-              7,500            7,516
  Course, Inc. and Tropical      1998            -0-           -0-               -0-                -0-              -0-
  Park, Inc. (6)

John R. Long                     2000        247,200        93,874               -0-             14,988          128,199
  Executive Vice President and   1999        113,538        60,900               -0-             20,000              494
  Chief Operating Officer;       1998            -0-           -0-               -0-                -0-              -0-
  President, Churchill Downs
  Management Company (7)

----------

(1) In 1998, 1999 and 2000, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation."

(2) Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the Compensation Committee Report on Executive Compensation above and discussion regarding the Supplemental Benefit Plan below.

(3) Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:

          MR. MEEKER   MR. BAEDEKER   MR. DECKER   MR. DUNN   MR. LONG
    2000    $3,468        $2,856        $1,175      $   69     $1,226
    1999     4,463           -0-         1,353          55        494
    1998     3,168           -0-         1,749         -0-        -0-

    Pursuant to the Company's Profit Sharing Plan, the Company matches employees' contributions (which are limited to 12% of annual compensation up to $10,500 for calendar year 2000) up to 4% of quarterly contributions and also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

          MR. MEEKER   MR. BAEDEKER   MR. DECKER   MR. DUNN   MR. LONG
    2000   $ 8,500        $   -0-      $ 13,252     $9,730     $  -0-
    1999    10,857            -0-         9,989      7,461        -0-
    1998    11,503            -0-        10,879        -0-        -0-

(4) Mr. Baedeker was employed by the Company in September 1999 after the Company acquired Hollywood Park Racetrack, and his compensation for 1999 reflects less than 12 months of service.

(5) Includes certain amounts deferred under the Company's Deferred Compensation Plan.

(6) Mr. Dunn was employed by the Company in April 1999 when the Company acquired Calder Race Course, and his compensation for 1999 reflects less than twelve months of service.

(7) Mr. Long was employed by the Company in June 1999, and his compensation for 1999 reflects less than twelve months of service. All Other Compensation for Mr. Long includes $124,557 of the Company's reimbursement of relocation expenses.

    The following table provides information with respect to the named executive officers concerning options granted during 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     NUMBER OF          % OF TOTAL OPTIONS
                               SECURITIES UNDERLYING        GRANTED TO                                       GRANT DATE
                                  OPTIONS GRANTED           EMPLOYEES          EXERCISE OR     EXPIRATION   PRESENT VALUE
            NAME                      (#) (1)          FISCAL YEAR 2000 (%)   BASE PRICE ($)      DATE         ($) (7)
            ----               ---------------------   --------------------   --------------   ----------   -------------
Thomas H. Meeker (2)                  31,130                    17.46%            $27.75       11/14/2010      $479,791
Frederick M. Baedeker,
  Jr. (3)                              9,800                     5.49%            $27.75       11/14/2010       151,042
Robert L. Decker (4)                  14,988                     8.41%            $27.75       11/14/2010       231,002
C. Kenneth Dunn (5)                    8,071                     4.52%            $27.75       11/14/2010       124,394
John R. Long (6)                      14,988                     8.41%            $27.75       11/14/2010       231,002

----------

(1) The 78,977 options granted in 2000 to the named executive officers are composed of incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares on the date of their grant.

(2) Of the 31,130 options granted to Mr. Meeker, 3,603 are incentive stock options and 27,527 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 15, 2003) and were granted under the 1997 Option Plan.

(3) Of the 9,800 options granted to Mr. Baedeker 3,603 are incentive stock options and 6,197 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 15, 2003) and were granted under the 1997 Option Plan.

(4) Of the 14,988 options granted to Mr. Decker, 3,603 are incentive stock options and 11,385 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 15, 2003) and were granted under the 1997 Option Plan.

(5) Of the 8,071 options granted to Mr. Dunn, 3,603 are incentive stock options and 4,468 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 15, 2003), and were granted under the 1997 Option Plan.

(6) Of the 14,988 options granted to Mr. Long, 3,603 are incentive stock options and 11,385 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 15, 2003), and were granted under the 1997 Option Plan.

(7) The fair value of each stock option granted is estimated on the date of grant using the Black - Scholes option pricing model with the following weighted-average assumptions for grants in 2000, respectively: dividend yield of 1.83% in 2000; risk-free interest rate of 5.05%; and the expected lives of options are 9.3 years, and a volatility of 55.2342% for all grants.

    The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 2000:

                           AGGREGATE YEAR-END OPTIONS

                                                                    NUMBER OF SECURITIES
                                                                         UNDERLYING        VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                      AT YEAR END (#)      AT YEAR END ($) (1)
                             SHARES ACQUIRED                           EXERCISABLE /          EXERCISABLE /
           NAME              ON EXERCISE (#)   VALUE REALIZED ($)      UNEXERCISABLE          UNEXERCISABLE
           ----              ---------------   ------------------   --------------------   --------------------
Thomas H. Meeker                    0                   0              187,400/89,208        1,922,256/351,741
Frederick M. Baedeker, Jr.          0                   0                    0/20,300                 0/92,503
Robert L. Decker                    0                   0               28,000/35,396          292,764/138,740
C. Kenneth Dunn                     0                   0                    0/15,571                 0/70,560
John R. Long                        0                   0                    0/34,988                0/102,800

----------

(1) Closing bid as of the last trading day of 2000 (December 29, 2000) minus the exercise price. The closing bid was $29.813.

    The Company maintains a Supplemental Benefit Plan (the "Plan") in which
Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan; [c] 100% of the monthly income option calculated as a 50% joint and survivor annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [d] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a 50% joint and survivor annuity payable on his retirement date. If Mr. Meeker retires at age 59 or later (a) the reduction for Social Security is 50% of the primary insurance amount rather than 100% of that amount; (b) the reduction for the life annuity from the life insurance cash surrender value is eliminated; and (c) the reduction for the life annuity from employee contributions to the Company's Profit Sharing Plan is eliminated. The estimated annual benefit payable at age 65 to Mr. Meeker under the Plan is $184,794. This estimate is based upon the following assumptions: (a) 8% annual earnings under the Company's Profit Sharing Plan; (b) Mr. Meeker's salary remains constant, and
(c) the maximum wage base for determining the Social Security offset remains constant.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT

    Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract.
Mr. Meeker's compensation for 2001 includes a base salary of $450,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.

    In March of 1997, the Company and Mr. Decker entered into an employment agreement whereby Mr. Decker was employed as the Company's Senior Vice President, Finance and Development, and Chief Financial Officer. As of January 1999, Mr. Decker became the Company's Executive Vice President and Chief Financial Officer. Mr. Decker's compensation for 2001 includes a base salary of $260,000, reimbursement for reasonable travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile and payment of dues for one (1) country club and a mutually acceptable number of professional or business clubs and associations. The Company may terminate Mr. Decker and Mr. Decker may resign at any time. If the Company terminates Mr. Decker without just cause, then the Company must pay
Mr. Decker one (1) year's base salary. "Just cause" means the willful and continued failure by Mr. Decker to substantially perform his duties, the willful engaging by Mr. Decker in misconduct which is materially injurious to the Company, monetarily or otherwise, or the willful violation by Mr. Decker of the terms of his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

    Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission, the Illinois Racing Board, the Indiana Horse Racing Commission, the California Horse Racing Board or the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.

    One or more directors of the Company have an interest in business entities which contract with the Company (including its wholly-owned subsidiaries), Hoosier Park, L.P. ("Hoosier Park"), Churchill Downs California Company and Churchill Downs California Fall Operating Company (collectively, "Hollywood Park"), Calder Race Course, Inc., and Tropical Park, Inc. (collectively, "Calder"), Arlington International Racecourse, Inc. ("Arlington Park") and Ellis Park, Inc. ("Ellis Park") (collectively, "Affiliates"), for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

    Mr. Charles W. Bidwill, Jr., a director of the Company, is the Chairman and a 14.42% owner of National Jockey Club. In 2000, National Jockey Club and the Company and its Affiliates were parties to simulcasting contracts whereby National Jockey Club was granted the right to simulcast the Affiliates' respective races and the Company's races, including the Kentucky Oaks--Grade I race and the Kentucky Derby--Grade I race. In consideration for these rights, National Jockey Club paid to the Company 7.80% of its gross handle on the Kentucky Oaks--Grade I race and the Kentucky Derby--Grade I race, 3.50% of gross handle on other races simulcast from Churchill Downs and 3.30% of gross handle on simulcast races from Hollywood Park Racetrack. In 2000, National Jockey Club and the Company and its Affiliates were also parties to simulcasting contracts whereby the Company and its Affiliates were granted certain rights to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, the Company and its Affiliates paid to National Jockey Club 3.0% of each track's respective gross handle on the National Jockey Club's simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2000, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

    Mr. Brad M. Kelley, a director and 8.3% owner of the Company, is a member and the majority owner (52%) of Kentucky Downs, LLC ("Kentucky Downs"). The Company has a 24% ownership interest in Kentucky Downs, a thoroughbred racing association which also serves as a pari-mutuel off-track betting facility receiving simulcast transmissions of races conducted at the Company's racetracks. In 2000, Kentucky Downs and the Company and its Affiliates were parties to simulcasting contracts whereby Kentucky Downs was granted the right to simulcast the Company's and its Affiliates' respective races. In consideration for these rights with regard to the Company and Ellis Park, Kentucky Downs paid to the Company and to Ellis Park, respectively, the percentages of moneys wagered which are required by KRS 230.377, ET SEQ. In consideration for these rights, with respect to the other Affiliates, Kentucky Downs paid 3.35% of its gross handle on races simulcast from Hollywood Park, 3.25% of its gross handle on races simulcast from Tropical Meet at Calder, and 3.0% on the other races simulcast from Affiliates. In 2000, Kentucky Downs and the Company and its Affiliates, except Hollywood Park, were also parties to simulcasting contracts whereby the Company and its Affiliates were granted the right to simulcast Kentucky Downs' thoroughbred races. In consideration for these rights with regard to the Company and Ellis Park, the Company and Ellis Park, respectively, paid to Kentucky Downs the percentages of moneys wagered which are required by KRS 230.377, ET SEQ. In consideration for these rights, Hoosier Park and Calder, respectively, paid to Kentucky Downs 3.0% of each track's gross handle on races simulcast from Kentucky Downs. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform within Kentucky and throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2000, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. Kentucky Downs received no extra or special benefit as a result of the Company's relationship with Mr. Kelley.

    Contemporaneously with the execution of the Merger Agreement, Churchill Downs Management Company ("CDMC"), a wholly-owned subsidiary of the Company, and Arlington International Racecourse, Inc. ("Arlington"), then a wholly-owned subsidiary of Duchossois Industries, Inc. (a 24.1% owner of the Company) entered into a management agreement ("Management Agreement") by which CDMC rendered management services for the Arlington racetrack and off-track betting facilities operation until September 8, 2000, in exchange for the payment of a fee based upon a percentage of earnings. In 2000, CDMC earned a total of $5,806,804 in management fees pursuant to the Management Agreement.

    On September 8, 2000, Arlington, then a wholly-owned subsidiary of the Company, entered into a lease and option to purchase agreement ("Lease") by which Arlington leases from Duchossois Industries, Inc. approximately 68 acres of real estate adjacent to the racetrack in Arlington Heights, Illinois, for use in Arlington's backside operations. For 2000, Arlington paid $83,194 to Duchossois Industries, Inc., pursuant to the Lease.

    Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum (payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    At its meeting held on March 15, 2001, the Board of Directors adopted the recommendation of the Audit Committee and selected PricewaterhouseCoopers, formerly known as Coopers & Lybrand, L.L.P. ("PWC"), to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2001. PWC has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

    Representatives of PWC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                   AUDIT FEES

    The aggregate fees incurred by the Company for services provided by PWC for the annual audit and for the quarterly reviews of the Company's financial statements for the year ended December 31, 2000, was approximately $302,000, of which an aggregate amount of $105,517 was billed to the Company through December 31, 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During 2000, there were no fees billed to the Company by PWC for services concerning the design or implementation of systems that (i) gather the data underlying the financial statements or (ii) generate data significant to the financial statements taken as a whole.

                                 ALL OTHER FEES

    For services other than those described in the two preceding sections ("Other Services"), PWC billed the Company aggregate fees in the amount of $335,508 during 2000. Other Services include income tax consultation, tax return preparation, financial system selection assistance, Arlington Park acquisition assistance, audits of employee benefit plans and other accounting consultation. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PWC's independence.

                             AUDIT COMMITTEE REPORT

    The following is the report of the Company's Audit Committee relating to actions taken with respect to the Company's financial statements for the year 2000 and the related interim periods. All Committee actions are determined by the Committee Charter, previously approved by the Board, and incorporated herein by reference. The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements.

Specifically, we:

    - Reviewed and discussed with management and the auditors the Company's interim and annual financial statements for 2000.

    - Discussed with the auditors all matters required to be discussed under Statement on Auditing Standards No. 61, as amended, which sets forth required communication between external auditors and audit committees.

    - Received the written disclosures and letters from the auditors required by Independence Standards No. 1 regarding their independence, and discussed the auditors' independence with them.

    - Discussed with management and the auditors the quality and adequacy of the Company's internal controls.

Based on the above, we recommend to the Board of Directors that the audited financials be included in the Company's annual report of Form 10K, and that PricewaterhouseCoopers be re-appointed as auditors for 2001.

                                                  MEMBERS OF THE AUDIT COMMITTEE
                                                      Darrell R. Wells, Chairman
                                                            Daniel P. Harrington
                                                          G. Watts Humphrey, Jr.
                                                                 Carl F. Pollard

               APPROVAL OF MINUTES OF 2000 SHAREHOLDERS' MEETING
                       AND OTHER MATTERS (PROPOSAL NO. 2)

    The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 2000 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

                           PROPOSALS BY SHAREHOLDERS

    Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 2002 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 7, 2002. Pursuant to the Company's Bylaws, proposals of shareholders intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2002 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices not later than March 23, 2002, nor sooner than February 21, 2002. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS.

                                            THOMAS H. MEEKER
                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                            REBECCA C. REED
                                              SENIOR VICE PRESIDENT,
                                              GENERAL COUNSEL AND SECRETARY

Louisville, Kentucky
May 7, 2001

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                       IF YOU CANNOT BE PRESENT IN PERSON

                                   APPENDIX A

                          CHURCHILL DOWNS INCORPORATED
                            AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and its compliance with the Board approved Code of Conduct and Compliance Policy.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, record, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD, as determined by the Board.

Accordingly, all of the members will be directors:

- Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

- Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently , in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall report to the Board no less than annually on its activities.

- The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review with the outside auditors the matters required to be discussed to by Statement of Auditing Standards ("SAS") No. 61.

- The Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

- The Committee shall at least annually discuss with management and the outside auditors the quality and adequacy of the Company's internal controls, as well as its compliance with the requirements of the Blue Ribbon Committee established by the SEC and the NASD.

- The Committee shall:

    - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    - discuss with the outside auditors at least annually any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board take appropriate action;

    - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                      PROXY

                          CHURCHILL DOWNS INCORPORATED

                               700 Central Avenue
                           Louisville, Kentucky 40208


                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 21, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints G. Watts Humphrey, Jr. and Darrell R. Wells, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 21, 2001, or any adjournment thereof, hereby revoking any Proxy heretofore given.

                 The Board of Directors unanimously recommends a
                       vote FOR the following proposals:

1. Election of Class II, Class I and Class III Directors (Proposal No.1):

____ FOR all nominees listed           ____ WITHHOLD AUTHORITY to
below (Except as marked to             vote for all nominees listed
the contrary below)                    below

Class II Directors: Richard L. Duchossois; J. David Grissom; Seth W. Hancock; Frank B. Hower, Jr.; Thomas H. Meeker

Class I Director: Craig J. Duchossois

Class III Director: Robert L. Fealy

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

         2. Proposal to approve minutes of the 2000 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 2); and

____ FOR          ____ AGAINST              ____ ABSTAIN

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

                           UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2 AND FOR THE ELECTION OF ALL CLASS II, CLASS I AND CLASS III DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

                           Dated ________________________________, 2001

                           -----------------------------------------------------

                           -----------------------------------------------------
                           (Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)



                                       2